DIVIDEND EQUIVALENTS AGREEMENT
Exhibit 10.1

Name of Grantee:
Grant Date:
Number of Option Shares:

This Agreement evidences the grant by Compass Minerals International, Inc., a Delaware corporation (the “Company”) of the right to receive Dividend Equivalents to the above-referenced “Grantee” as of the “Grant Date” hereof pursuant to the Compass Minerals International, Inc. 2005 Incentive Award Plan (the “Plan”).

WHEREAS, the Company and Grantee are parties to a separate Non-Qualified Stock Option Award Agreement dated as of the same date hereof (the Option Agreement”), pursuant to which Grantee has the option to purchase shares of common stock of the Company (“Option Shares”); and

WHEREAS, the Company desires to award Dividend Equivalents with respect to the number of Option Shares subject to the Option Agreement; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the same meaning as ascribed thereto under the Plan;

NOW, THEREFORE, the Company and Grantee agree as follows:

1.           Dividend Equivalents.  Pursuant to Section 8.4 of the Plan, Grantee shall be entitled to receive Dividend Equivalents based upon the number of Option Shares (including both vested and non-vested portions) subject to the Option Agreement.  Such Dividend Equivalents shall be paid concurrently with any dividends or distributions paid on the Company’s Stock during the time and to the extent the option is outstanding and shall be equal to one hundred percent (100%) of the value of the cash dividend (or other property being distributed) per share being paid on the Company’s Stock times the number of Option Shares subject to the Option Agreement.  Dividend Equivalents shall paid in cash, shares of the Company’s Stock or such other property as may be distributed to the Company’s stockholders.

2.           Grantee’s Employment.  Nothing in this Agreement shall confer upon Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, to terminate Grantee’s employment or service or to increase or decrease Grantee’s compensation at any time.

3.           Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

4.           Governing Law.  This Agreement shall be governed under the laws of the State of Delaware without regard to the principles of conflicts of laws.  Each party hereto submits to the exclusive jurisdiction of the United States District Court for the District of Kansas (Kansas City, Kansas). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this paragraph.

5.           Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

6.           Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

7.           Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.           Enforcement.  In the event the Company or Grantee institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys’ fees, out-of-pocket costs and disbursements relating to such litigation.

9.           Waiver of Jury Trial.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

10.           Restrictive Covenant.  Notwithstanding any provision in this Agreement to the contrary, the award hereunder is expressly conditioned upon Grantee’s execution of a Restricted Covenant Agreement in the form designated by the Company.  If Grantee fails or refuses to execute such Restricted Covenant Agreement, this Agreement shall be null and void ab initio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

COMPASS MINERALS INTERNATIONAL, INC.

By:

Name:

Title:

GRANTEE

_____________________________________________

Residence Address